EXHIBIT 10.53

                                                           EXECUTION COUNTERPART

                                LEASE AGREEMENT

      THIS LEASE AGREEMENT (this "Lease"), made and entered into as of April 1, 1998 by and among Gary E. Hess and Susan B. Hess, hereinafter referred to collectively as "Landlord," and CS12 Acquisition Corp., a Delaware corporation, hereinafter referred to as "Tenant";

                             W I T N E S S E T H:

      1. PREMISES. Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord, subject to the terms, covenants and conditions of this Lease, that certain tract of land (the "Land") located in Upper Marlboro, Prince Georges County, Maryland, and more particularly described on EXHIBIT "A" attached hereto, together with all buildings, improvements and fixtures located thereon (the "Improvements") and the non-exclusive use of all rights, easements, privileges and appurtenances thereto (said Land, Improvements and appurtenances being hereinafter sometimes collectively referred to as the "Premises").

      2. TERM. The term of this Lease shall commence April 1, 1998 (the "Commencement Date") and end sixty (60) months thereafter on April 1, 2003 (the "Initial Term"). Upon the expiration of the Initial Term, a second term shall immediately commence and end sixty (60) months thereafter on April 1, 2008 (the "Second Term"), unless Tenant shall give written notice to Landlord at least one hundred twenty (120) days in advance of the expiration of the Initial Term of Tenant's election not to renew the Lease. Upon the expiration of the Second Term, a third term shall immediately commence and end sixty months thereafter on April 1, 2013 (the "Third Term"), unless Tenant shall give written notice to Landlord at least one hundred twenty (120) days in advance of the expiration of the Second Term of Tenant's election not to renew the Lease. The period beginning on the Commencement Date and ending on the termination of this Lease is referred to herein as the "Term."

      3. RENT. Commencing on the Commencement Date and continuing thereafter throughout the Initial Term, Tenant agrees to pay to Landlord as base rental for the Premises (the "Rent") a monthly amount equal to Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67), which monthly Rent shall be due and payable, without notice or demand and without abatement, deduction, counterclaim or setoff, in advance on the Commencement Date and on or before the fifth (5th) day of each calendar month during the Initial Term, except that all payments due hereunder for any fractional month at the commencement or end of this Lease shall be prorated based upon the number of days in such fractional month during the Initial Term. Commencing on the first day of the Second Term (the "Second Commencement Date") and continuing thereafter throughout the Second Term, the monthly Rent shall be increased to Seventeen Thousand Five Hundred and No/100 Dollars ($17,500.00), which monthly Rent shall be due and payable, without notice or demand and without abatement, deduction, counterclaim or setoff, in advance on the

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Second Commencement Date and on or before the fifth (5th) day of each calendar month during the Second Term, except that all payments due hereunder for any fractional month at the commencement or end of this Lease shall be prorated based upon the number of days in such fractional month during the Second Term. Commencing on the first day of the Third Term (the "Third Commencement Date") and continuing thereafter throughout the Third Term, the monthly Rent shall be increased to Eighteen Thousand Three Hundred Seventy-Five and No/100 Dollars ($18,375.00), which monthly Rent shall be due and payable, without notice or demand and without abatement, deduction, counterclaim or setoff, in advance on the Third Commencement Date and on or before the fifth (5th) day of each calendar month during the Third Term, except that all payments due hereunder for any fractional month at the commencement or end of this Lease shall be prorated based upon the number of days in such fractional month during the Third Term.

      Any and all sums of money as shall become due from and payable by Tenant under this Lease (other than base Rent as set forth in the immediately preceding paragraph) shall be considered additional rent and Landlord shall have the same remedies upon default by Tenant as it may have for base Rent upon a default by Tenant.

      4. USE. The Premises shall be used for executive and administrative offices, parking and related facilities and for no other purpose. Except as hereinafter provided, Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances, in or upon, or connected with, Tenant's use of the Premises. Tenant will not permit the Premises to be used for any purpose or in any manner which would render the insurance thereon void.

      5. REPRESENTATIONS OF LANDLORD. Landlord represents that as of the Commencement Date, the Premises complies with all applicable laws, ordinances, statutes, regulations, orders, rules and restrictions relating thereto (the "Applicable Laws"), and that the Premises and the existing and prior uses thereof (including any uses by its former tenants) has not prior to the Commencement Date and does not currently violate the provisions of any Applicable Laws relating thereto. If the Premises at any time fails to be in compliance with the Applicable Laws, Tenant shall take all necessary measures to bring the Premises into compliance with the Applicable Laws.

      6. TAXES. Landlord agrees to pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever lawfully levied or assessed against the Premises and Tenant shall reimburse Landlord, as additional rent, for all such taxes, assessments and governmental charges which pertain solely to the Premises. Tenant may contest the assessment of such taxes by appropriate proceedings diligently conducted without being in default hereunder. Landlord agrees to cooperate with any such tax contest conducted by Tenant.

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      7.    MAINTENANCE AND REPAIRS.

            a. TENANT'S OBLIGATIONS. From and after the Commencement Date and during the Term, Tenant shall, at Tenant's cost and expense: (i) make interior non-structural repairs, replacements and renewals necessary to keep the Premises in as good condition, order and repair as the same is in as of the Commencement Date, reasonable wear and tear and damage by fire or other casualty or condemnation excepted; (ii) keep the lawns and landscaped areas of the Premises watered, fertilized and trimmed; (iii) keep all electrical, mechanical, heating, ventilating and air conditioning, plumbing and any other systems serving the Premises in good order and repair; and (iv) maintain and repair doorways and windows in the Premises.

            b. LANDLORD'S OBLIGATIONS. From and after the Commencement Date and during the Term, Landlord shall, at Landlord's cost and expense, keep the roofs of all Improvements free of leaks and maintain the foundation, floor slabs, walls and all other structural supports of such Improvements in good and sound condition.

            c. REMEDY UPON FAILURE. In the event either party shall fail to fulfill its obligations to repair and maintain the Premises, the other party, notwithstanding anything herein to the contrary, shall have the right, upon not less than ten (10) days' prior written notice to the breaching party, to make such repairs and maintain the Premises at such breaching party's expense; PROVIDED, HOWEVER, that this provision shall not apply if the breaching party is proceeding with due diligence, in good faith and without delay to take the actions necessary under this Paragraph 7.

      8. ALTERATIONS. Tenant may, without the consent of Landlord, make any alterations to the Premises as it may deem advisable, so long as such alterations do not alter the basic character, structure or structural integrity of the Improvements or overload their capacity, in each case complying with all applicable governmental laws, ordinances, regulations and other requirements, including obtaining and paying for all necessary permits. All alterations made to the Premises pursuant to this Paragraph 8 shall become a part of the Premises and shall be Landlord's property from and after the installation thereof and may not be removed or changed without Landlord's prior written consent. Notwithstanding the foregoing, Landlord, upon notice given at least thirty (30) days prior to the expiration or termination of this Lease or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the term of this Lease, may require Tenant to remove any specified alterations and to repair and restore in a good and workmanlike manner any damage to the Premises caused by such removal, all at Tenant's sole cost and expense. All Tenant's personal property and trade fixtures shall remain property of Tenant and, on or before the expiration or earlier termination of this Lease, may be removed from the Premises by Tenant at Tenant's sole cost and expense; PROVIDED, HOWEVER, that Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises caused by such removal. The provisions of this Paragraph 8 shall survive the expiration or earlier termination of this Lease.

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      9. SIGNS. Tenant shall have the right to install signs upon the Premises, subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Improvements, and Tenant shall repair any injury or defacement caused by such installation and/or removal.

      10. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the Term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Notwithstanding anything stated herein to the contrary, Landlord agrees not to interfere unreasonably with Tenant's use of the Premises or operations of Tenant's business during the Term.

      11. UTILITIES. Landlord agrees to provide, at its cost, water, electricity and telephone service connections into the Premises; PROVIDED, HOWEVER, that Tenant shall pay directly to the service provider for all water, gas, heat, lights, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. Landlord shall not be liable in any way to Tenant for any interruption or failure of or defect in the supply or character of any utility furnished to the Premises, now or hereafter, or for any loss, damage or expense Tenant may sustain if either the quantity or character of any utility is changed or is no longer suitable for Tenant's requirements, whether by reason of any requirement, act or omission of the public utility serving the Premises or for any other reason whatsoever.

      12.   ASSIGNMENT AND SUBLETTING; NO MORTGAGE OR ENCUMBRANCE.

            a. ASSIGNMENT AND SUBLETTING. Except upon a change of control or a sale of substantially all of the assets and business of Tenant, Tenant shall not (i) assign this Lease or (ii) sublet, or permit the subletting of, the Premises or any part thereof, without the written consent of the Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may assign this Lease to entities which are in common ownership with Tenant.

            b. NO MORTGAGE OR ENCUMBRANCE. Tenant shall not mortgage or encumber Tenant's interest in this Lease in whole or in part without the written consent of Landlord, which consent may be unreasonably withheld.

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      13.   INSURANCE.

            a. COVERAGE. Tenant agrees to maintain, at its sole cost and expense, standard fire and extended coverage insurance covering the Improvements for the joint benefit of Tenant, Landlord and Landlord's lender, in an amount not less than 100% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement costs thereof, insuring against the perils of fire, lighting, and other perils as now or hereafter may be included in "All Risk" insurance coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Such insurance policy shall name Landlord as an additional insured party and shall provide for reasonable advance notice to Landlord of any cancellation of such policy.

            b. DAMAGE TO PREMISES. If the Improvements should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

            c. IRREPARABLE OR TOTAL DAMAGE. If the Improvements should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that restoration thereof cannot, in Tenant's reasonable judgment, be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall, at Tenant's option, terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

            d. OBLIGATION TO REBUILD. If the Improvements should be damaged by any casualty and this Lease is not terminated by Tenant pursuant to the foregoing provisions of this Paragraph 13, Landlord shall either: (i) at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such Improvements to substantially the condition in which they existed prior to such damage or (ii) give written notice to Tenant of its intention not to complete such repairs and rebuilding. If all or a part of the Premises are untenantable, Rent shall be reduced based on the percentage of the Premises that is not usable. In the event that Landlord should give written notice of its intention not complete such repair and rebuilding of the Improvements or in the event that Landlord shall fail to complete such repairs and rebuilding within ninety
      (90) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

            e. PUBLIC LIABILITY COVERAGE. Tenant shall at all times during the term of this Lease, or any extension or renewal thereof, maintain, at its own expense, public liability insurance covering the Premises for the joint benefit of Tenant and Landlord and Landlord's

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      lender, with personal injury coverage, including death, with a combined single limit of not less than Two Million Dollars ($2,000,000), which policy names Landlord as an additional insured party. Said policy of insurance may be in the form of a general coverage or a floater policy covering these other premises. Tenant shall provide Landlord with certificates or similar documentation evidencing such insurance policy.

            f. WAIVER. Each party hereto waives all rights of recovery, claims, actions or causes of actions arising in any manner in its (the "INJURED PARTY'S") favor and against the other party for loss or damage to the Injured Party's property located within or constituting a part or all of the Premises, to the extent the loss or damage (i) is covered by the Injured Party's insurance, or (ii) would have been covered by the insurance the Injured Party is required to carry under this Lease, whichever is greater, regardless of the cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party. This waiver also applies to each party's directors, officers, employees, shareholders, partners, representatives and agents. All insurance carried by either Landlord or Tenant covering the losses and damages described in this Paragraph 13.f shall provide for such waiver of rights of subrogation by the Injured Party's insurance carrier to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the State of Maryland. Both parties hereto are obligated to obtain such a waiver and provide evidence to the other party of such waiver. The waiver set forth in this Paragraph 13.f shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease.

      14.   LIABILITY.

            a. TENANT'S LIABILITY. Except for the claims, rights of recovery and causes of action that Landlord has released and waived pursuant to Paragraph 13.f hereof, Tenant shall be liable to Landlord for and shall indemnify and hold harmless Landlord and Landlord's partners, venturers, directors, officers, agents, employees, invitees, visitors and contractors from all claims, losses, costs, damages or expenses (including but not limited to attorney's fees) resulting or arising or alleged to result or arise from any and all injuries to or death of any person or damage to or loss of any property caused by any negligence or intentional misconduct of Tenant or Tenant's partners, venturers, directors, officers, agents, employees, or by any breach, violation or non-performance of any covenant of Tenant under this Lease other than any injury or damage arising (or alleged to arise) out of any negligence, intentional misconduct or breach of the term of this Lease by Landlord or Landlord's partners, venturers, directors, officers, agents, or employees. If any action or proceeding should be brought by or against Landlord in connection with any such liability or claim, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant's expense, by or through attorneys reasonably satisfactory to Landlord.

            b. LANDLORD'S LIABILITY. Except for the claims, rights of recovery and causes of action that Tenant has released and waived pursuant to Paragraph 13.f hereof, Landlord shall

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      be liable to Tenant for and shall indemnify and hold harmless Tenant and
      Tenant's partners, venturers, directors, officers, agents, employees, invitees, visitors and contractors from all claims, losses, costs, damages or expenses (including but not limited to attorney's fees) resulting or arising or alleged to result or arise from any and all injuries to or death of any person or damage to or loss of any property caused by any negligence or intentional misconduct of Landlord or Landlord's partners, venturers, directors, officers, agents, or employees, or by any breach, violation or non-performance of any covenant of Landlord under this Lease other than any injury or damage arising (or alleged to arise) out of any negligence, intentional misconduct or breach of the term of this Lease by Tenant or Tenant's partners, venturers, directors, officers, agents, or employees. If any action or proceeding should be brought by or against Tenant in connection with any such liability or claim, Landlord, on notice from Tenant, shall defend such action or proceeding, at Landlord's expense, by or through attorneys reasonably satisfactory to Tenant.

            c. PERSONAL PROPERTY INSURANCE. Tenant shall procure and maintain throughout the Term of this Lease a policy or policies of insurance, at its sole cost and expense covering Tenant's personal property and any leasehold improvements, alterations and additions in excess of the leasehold improvements existing on the Commencement Date.

      15.   CONDEMNATION.

            a. SUBSTANTIAL TAKING. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, by right of eminent domain or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall, at Tenant's option, terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

            b. PARTIAL TAKING. If part of the Premises shall be taken for any public or quasi- public use under any governmental law, ordinance or regulation, by right of eminent domain or by private purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph 15.a hereof, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced based on the percentage of the Premises that is not usable.

            c. ALLOCATION OF AWARDS. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

      16. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees that Tenant may hold over

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after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, including Tenant's obligation to pay the rental in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly agreed.

      17. QUIET ENJOYMENT. Landlord covenants that it now has good title to the Premises, free and clear of all liens and encumbrances, excepting only any lien for current taxes not yet due, zoning ordinances and other conditions of record set forth on EXHIBIT "B". Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

      18. TENANT'S DEFAULT. The following occurrences shall be deemed to be "Events of Default" by Tenant under this Lease:

            a. Tenant shall fail to pay any installment of the Rent when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days after notice by Landlord; PROVIDED, HOWEVER, that Landlord shall not be required to give Tenant such notice hereunder more than one (1) time during any calendar year;

            b. Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as presently constituted and hereinafter amended, or Tenant shall be adjudged bankrupt or insolvent by final order issued at the conclusion of proceedings filed against Tenant thereunder or shall make an assignment for the benefit of all of its creditors;

            c. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and not repealed within ninety (90) days;

            d. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; PROVIDED, HOWEVER, if the nature of the default is such that it cannot be cured with the exercise of Tenant's reasonable and good faith efforts within the thirty (30) day period, Tenant shall have up to ninety
      (90) days from the date of Landlord's notice to cure such default, provided Tenant undertakes such curative action within the thirty (30) day period and diligently and continuously proceeds with such curative action using Tenant's reasonable and good faith efforts; and

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            e. If Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as specifically permitted by the provisions of Paragraph 12 hereof.

      19. REMEDY. Upon the occurrence of any of such events of default described in Paragraph 18 hereof, Landlord shall have the option to terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof. Tenant agrees to pay all costs and expenses incurred by Landlord, including reasonable attorneys fees, in pursuing its remedies against Tenant in the event of a default by Tenant. Pursuit of the foregoing remedy shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of the remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Term hereby granted shall be deemed to imply a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. Forbearance by Landlord to enforce the remedy herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord's right to enforce its remedy with respect to any subsequent Event of Default.

      20. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate. Upon the attachment of a lien on Tenant's interest in the Premises, Tenant shall, within ten (10) business days of such attachment, bond off or otherwise release such lien against the Premises.

      21. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

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            a. All Rent and other payments required to be made by Tenant to
      Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

            b. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address as Tenant may specify from time to time by written notice delivered in accordance herewith.

            c. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (whether actually received or not) when deposited in the United States Mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

            Landlord:         Gary E. Hess and Susan B. Hess
                              9460 Tobin Circle
                              Potomac, Maryland  20854

            with a copy to:   Tydings & Rosenberg LLP
                              100 East Pratt Street
                              Baltimore, Maryland  21202
                              Attn:  A. Lee Lundy, Jr., Esq.

            Tenant:           CS12 Acquisition Corp.
                              9600 Fallard Court
                              Upper Marlboro, Maryland 20772-6703
                              Attention:  President

            with a copy to:   Comfort Systems USA, Inc.
                              Three Riverway
                              Suite 200
                              Houston, Texas 77056
                              Attention:  General Counsel

All parties included within the terms "Landlord" and "Tenant" respectively, shall be bound by notices given in accordance with the provisions of this Paragraph 22 to the same effect as if each had received such notice.

      22. NON-DISTURBANCE AND ATTORNMENT. This Lease shall be subject to all mortgages, deeds of trust and related security instruments which may now or hereafter encumber the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof and to each

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advance made or hereafter to be made thereunder, in each case provided that such mortgage, deed of trust or other instrument does not disturb Tenant's occupancy and use of the Premises.

      23. HAZARDOUS SUBSTANCES. Tenant shall indemnify, protect and hold harmless Landlord and each of its respective subsidiaries from and against all costs and damages incurred by Landlord in connection with the presence, emanation, migration, disposal, release or threatened release of any oil or other petroleum products or hazardous materials or substances on, within, or to or from the Premises as a result of (a) the operations of the Tenant after the Commencement Date and (b) the activities of invited or uninvited parties on the Premises during the Term of the Lease. Landlord shall indemnify, protect and hold harmless Tenant and each of its respective subsidiaries from and against all costs and damages incurred by Tenant in connection with the presence, emanation, migration, disposal, release or threatened release of any oil or other petroleum products or hazardous materials or substances on, within, or to or from the Premises as a result of (i) any activity or action by any party prior to the Commencement Date, (ii) the condition of the Premises prior to the Commencement Date, including any future manifestations of such conditions, or
(iii) the activities of Landlord or the activities of any third party not affiliated with Tenant except for parties on the Premises during the Term of the Lease. Each party agrees that such party will promptly give written notice to the other party of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Premises and any hazardous substance or environmental law of which such party has actual notice.

      24.   MISCELLANEOUS.

            a. CONTEXT. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

            b. BINDING EFFECT. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns.

            c. HEADINGS. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease or any provision hereof, and in no way affect the interpretation of this Lease.

            d. FURTHER ASSURANCES. Tenant agrees from time to time within thirty
      (30) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired Term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord.

            e. ENTIRE AGREEMENT; MODIFICATION. The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other with respect to the subject matter hereof have been incorporated herein or otherwise satisfied prior to the execution hereof and that this Lease represents the entire agreement among the parties with respect to the subject matter hereof. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

            f. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in the event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

            g. NO BROKER. Each party represents and warrants to the other that it has not dealt with any broker in connection with the Premises or this Lease. Each party hereto indemnifies and holds the other harmless from and against any liability for commissions due any broker or finder with whom such party has dealt in connection with this Lease.

            h. GOVERNING LAW. The terms of this Lease shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice or conflict of laws provisions.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

                                    LANDLORD:

                                    _________________________________
                                    Gary E. Hess

                                    _________________________________
                                    Susan B. Hess

Attest:


By: _______________________________
Name:______________________________
Title:_____________________________


      (SEAL)

                                    TENANT:

                                    CS12 ACQUISITION CORP.,
                                    a Delaware corporation

                                    By:______________________________
                                    Name:____________________________
                                    Title:_____________________________


Attest:


By: ______________________________
Name:____________________________
Title:_____________________________


      (SEAL)